EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

        THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) dated as of November 26, 2003, between BERKSHIRE INCOME REALTY-OP, L.P., a Delaware limited partnership or its nominee (“Buyer”), with an address of c/o Berkshire Income Realty, Inc., One Beacon Street, Suite 1550, Boston, Massachusetts 02108, Attention: Declan X. McMullen, and POND APPLE CREEK ASSOCIATES LIMITED PARTNERSHIP, a Wisconsin limited partnership (“Seller”), with an address c/o E.J. Plesko & Associates, Inc., 6515 Grand Teton Plaza #210, Madison, Wisconsin 53719, Attention: E.J. Plesko.

        In consideration of the mutual undertakings and covenants herein contained, Seller and Buyer hereby covenant and agree as follows:

SECTION 1

SALE OF PROPERTY AND ACCEPTABLE TITLE

        1.01 Agreement to Buy and to Sell; Property. Seller shall sell to Buyer, and Buyer shall purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement the following:

                (a)     that certain tract or parcel of land located at 2445 SW 18th Terrace, Fort Lauderdale, Broward County, Florida 33315-2200 more particularly described in Schedule A attached hereto (the “Land”);

                (b)     the three hundred six (306) unit apartment complex commonly known as Pond Apple Creek Apartments, which contains related improvements, facilities, amenities, structures, driveways and walkways, all of which have been constructed on the Land (collectively, the “Improvements”);

                (c)     all right, title and interest of Seller in and to any alleys, strips or gores adjoining the Land, and any easements, rights-of-way or other interests in, on, under or to, any land, highway, street, road, right-of-way or avenue, open or proposed, in, on, under, across, in front of, abutting or adjoining the Land, and all right, title and interest of Seller in and to any awards for damage thereto by reason of a change of grade thereof;

                (d)     the accessions, appurtenant rights, privileges, appurtenances and all the estate and rights of Seller in and to the Land and the Improvements, as applicable, or otherwise appertaining to any of the property described in the immediately preceding clauses (a), (b) and/or (c);

                (e)     the personal property listed in Schedule B attached hereto and all other fixtures, machinery, supplies, equipment and other personal property owned by Seller and located on or in or used solely in connection with the Land and Improvements (collectively, the “Personal Property”); and

                (f)     all of Seller’s right, title and interest in and to any intangible property now or hereafter owned by Seller and used solely in connection with the Land, Improvements and Personal Property, including, without limitation, the name of the Property, all rights under any Certificates of Occupancy, licenses, permits and approvals relating to the Property, data files in Seller’s possession containing the information set forth in the Rent Roll (as hereinafter defined), all any contract rights, escrow or security deposits, utility agreements or other rights related to the ownership of or use and operation of the Property, as hereinafter defined (collectively, the “Intangible Property”).

        All of the items described in subparagraphs (a), (b), (c), (d), (e) and (f) above are collectively the “Property”. The items described in subparagraphs (a), (b), (c), and (d) above are collectively referred to in this Agreement as the “Real Property”.

        1.02 Title. Seller shall convey to Buyer or Buyer’s designee by special warranty deed (the “Deed”), and Buyer shall accept the fee simple title to the Real Property in accordance with the terms of this Agreement, and Buyer’s obligation to accept said title shall be conditioned upon Buyer then being conveyed good and clear record and marketable fee simple title to the Real Property, subject only to the Permitted Exceptions (as hereinafter defined).

        As promptly as possible after the date of this Agreement, Buyer shall obtain from LandAmerica Commercial Services, Inc. (the “Title Insurer”), a Commitment for Title Insurance for an ALTA Owner’s Title Insurance Policy with such endorsements as Buyer shall reasonably require and legible copies of all instruments and plans mentioned therein as exceptions to title (all of such items are hereinafter collectively referred to as the “Commitment”). The Commitment shall be in the amount of the Purchase Price (as defined in Section 2.01 hereof). Should such Commitment contain any title exceptions which are not acceptable to Buyer, in its sole discretion, Buyer shall, prior to the expiration of the Inspection Period (as hereinafter defined), notify Seller if any such exceptions are unacceptable. If any supplement or amendment to the Commitment is issued prior to Closing and it shows any additional exceptions to title which, in Buyer’s sole discretion, adversely affect title to the Real Property, the Buyer shall have five (5) business days from the date of such supplement or amendment to the Commitment (the “Extended Title Review Period”) within which to give to the Seller further written notice of disapproval of such additional exceptions to title. If Buyer fails to so notify Seller of any unacceptable exceptions as described above, the exceptions set forth in Schedule B of the Commitment shall be deemed accepted by Buyer and included as the “Permitted Exceptions”. If any exceptions are unacceptable to Buyer and Buyer timely notifies Seller in writing of such fact as above provided, Seller, in Seller’s sole discretion, shall have ten (10) business days from the date Seller receives notice of such unacceptable exceptions to remove or cure such exceptions, except with respect to the Monetary Liens (as hereinafter defined), which Seller shall remove or cure at Closing with the proceeds from the Purchase Price. Seller shall be deemed to have given notice to Buyer that Seller refuses to cure any unacceptable exceptions, which Seller may so do in its sole discretion, unless Seller, within five (5) business days after receipt of notice from Buyer, shall notify Buyer in writing that Seller will attempt to cure such unacceptable exceptions. If Seller fails or refuses to cure said unacceptable exceptions within the time period above provided, Buyer may (a) terminate this Agreement on or before the Closing Date and the Deposit (as defined in Section 2.04 hereof) shall be returned to Buyer, or (b) if Buyer fails to so terminate, Buyer shall be deemed to have waived such exceptions and accept title subject thereto, in which event there shall be no reduction in the Purchase Price. Notwithstanding anything to the contrary contained herein, Buyer is deemed to have rejected, without any need for further notice, all liens of mortgages or deeds of trust, mechanics’ liens, attachments, judgments, liens to secure the payment of income taxes of Seller or Seller’s constituents, delinquent property tax and assessment liens against the Property and any other liens against the Property that can be removed by the payment of a sum (collectively, “Monetary Liens”), and Seller agrees, at its cost, to cause all such Monetary Liens to be released or removed on or prior to the Closing Date.

        1.03 Survey. Seller has furnished Buyer with a copy of the most recent as-built survey of the Property in Seller’s possession (the “Prior Survey”), and on or before the expiration of the Inspection Period, Buyer may obtain a current as-built survey (the “New Survey”) of the Real Property by a registered land surveyor.

        Should the Prior Survey contain any encumbrances, encroachments or other survey defects (collectively “Prior Survey Matters”) which are not acceptable to Buyer in its sole discretion, Buyer shall, prior to the expiration of the Inspection Period, notify Seller if any such Prior Survey Matters are unacceptable. In addition, if Buyer obtains a New Survey, should the New Survey contain any encumbrances, encroachments or other survey defects which do not appear on the Prior Survey (collectively, “New Survey Matters”) and which are not acceptable to Buyer in its sole discretion, Buyer shall, prior to the expiration of the Inspection Period, notify Seller if any such New Survey Matters are unacceptable (the Prior Survey Matters and the New Survey Matters are referred to collectively as “Survey Matters”). If Buyer does not obtain a New Survey or if Buyer fails to so notify Seller of any unacceptable Survey Matters as described above, all Survey Matters shall be deemed accepted by Buyer. If any Survey Matters are unacceptable to Buyer and Buyer timely notifies Seller in writing of such fact as above provided, Seller, in Seller’s sole discretion, shall have fifteen (15) days from the date Seller receives notice of such unacceptable Survey Matters to cure such Survey Matters. Seller shall be deemed to have given notice to Buyer that Seller refuses to cure any unacceptable Survey Matters, which Seller may so do in its sole discretion, unless Seller, within five (5) days after receipt of notice from Buyer, shall notify Buyer in writing that Seller will attempt to cure such unacceptable Survey Matters. If Seller fails or refuses to cure said unacceptable Survey Matters within the time period provided, Buyer may (a) terminate this Agreement on or before the Closing Date and the Deposit shall be returned to Buyer, or (b) if Buyer fails to so terminate, Buyer shall be deemed to waive such Survey Matters and accept title subject thereto, in which event there shall be no reduction in the Purchase Price.

SECTION 2

PURCHASE PRICE, ACCEPTABLE FUNDS,
DEPOSIT AND ESCROW OF DEPOSIT

        2.01 Purchase Price. The purchase price (“Purchase Price”) to be paid by Buyer to Seller for the Property is Twenty Three Million and 00/100 Dollars ($23,000,000) subject to the prorations and adjustments as hereinafter provided in this Agreement.

        2.02 Payment of Monies. All monies payable under this Agreement, unless otherwise specified in this Agreement, shall be paid by wire transfer.

        2.03 Payment of Purchase Price. The Purchase Price, subject to prorations and adjustments, shall be paid as follows:

                (a)     Initial Deposit. Fifty Thousand and 00/100 Dollars ($50,000) shall be paid by Buyer within two (2) business days of the execution of this Agreement by Seller and Buyer (the “Initial Deposit”);

                (b)     Initial Deposit. Two Hundred Fifty Thousand and 00/100 Dollars ($250,000) shall be paid by Buyer as an additional deposit on the business day immediately following the expiration of the Inspection Period (the “Additional Deposit”); and

                (c)     Payment at Closing. At the Closing (as hereinafter defined), Buyer shall deliver to Escrow Agent cash in an amount equal to the Purchase Price less the amount of the Deposit held by the Escrow Agent and subject to adjustments and apportionments as set forth herein. The Purchase Price, as adjusted, shall be paid at Closing by wire transfer of immediately available federal funds.

        2.04 Deposit; Escrow Agent. The Initial Deposit shall be delivered by Buyer to the _________, Florida office of LandAmerica Commercial Services, Inc., 150 Federal Street, Boston, Massachusetts, Attention: Robert G. Soule, Esquire, Telecopier No: (617) 619-4848 (the “Escrow Agent”) within two (2) business days of the execution of this Agreement by Seller and Buyer. In the event Buyer does not elect to terminate this Agreement pursuant to Section 6.02 hereof, the Additional Deposit shall be delivered by Buyer to such Florida office of the Escrow Agent on the first business day immediately following the expiration of the Inspection Period (the Initial Deposit and the Additional Deposit, together with interest accrued thereon, are collectively referred to herein as the “Deposit”). Upon receipt from Buyer of the Deposit, Escrow Agent shall invest, or cause to be invested, the Deposit in an interest-bearing account or money market fund acceptable to Buyer and Seller. All interest on the Deposit shall accrue to Buyer, except as otherwise provided in Section 13.03 hereof. At the Closing, Escrow Agent shall release the Deposit to Seller, which Deposit shall be credited against the balance of the Purchase Price owed by Buyer to Seller. Escrow Agent shall agree to hold and dispose of the Deposit in accordance with the terms and provisions of this Agreement.

        2.05 Escrow Provisions. Escrow Agent hereby acknowledges receipt by Escrow Agent of the Initial Deposit paid by Buyer to be applied on the Purchase Price of the Property under the terms hereof. Escrow Agent agrees to hold, keep and deliver said Deposit and all other sums delivered to it pursuant hereto in accordance with the terms and provisions of this Agreement. Escrow Agent shall not be entitled to any fees or compensation for its services hereunder. Escrow Agent shall be liable only to hold said sums and deliver the same to the parties named herein in accordance with the provisions of this Agreement, it being expressly understood that by acceptance of this Agreement, Escrow Agent is acting in the capacity of a depository only and shall not be liable or responsible to anyone for any damages, losses or expenses unless same shall have been caused by the gross negligence or willful malfeasance of Escrow Agent. In the event of any disagreement between Buyer and Seller resulting in any adverse claims and demands being made in connection with or for the monies involved herein or affected hereby, Escrow Agent shall be entitled to refuse to comply with any such claims or demands so long as such disagreement may continue; and in so refusing Escrow Agent shall make no delivery or other disposition of any of the monies then held by it under the terms of this Agreement, and in so doing Escrow Agent shall not become liable to anyone for such refusal; and Escrow Agent shall be entitled to continue to refrain from acting until (a) the rights of the adverse claimants shall have been finally adjudicated in a court of competent jurisdiction of the monies involved herein or affected hereby, or (b) all differences shall have been adjusted by agreement between Seller and Buyer, and Escrow Agent shall have been notified in writing of such agreement signed by the parties hereto. Escrow Agent shall not be required to disburse any of the monies held by it under this Agreement unless in accordance with either a joint written instruction of Buyer and Seller or an Escrow Demand from either Buyer or Seller in accordance with the provisions hereinafter. Upon receipt by Escrow Agent from either Buyer or Seller (the “Notifying Party”) of any notice or request (the “Escrow Demand”) to perform any act or disburse any portion of the monies held by Escrow Agent under the terms of this Agreement, Escrow Agent shall give written notice to the other party (the “Notified Party”). If within five (5) business days after the giving of such notice, Escrow Agent does not receive any written objection to the Escrow Demand from the Notified Party, Escrow Agent shall comply with the Escrow Demand. If Escrow Agent does receive written objection from the Notified Party in a timely manner, Escrow Agent shall take no further action until the dispute between the parties has been resolved pursuant to either clause (a) or (b) above. Further Escrow Agent shall have the right at all times to pay all sums held by it (i) to the appropriate party under the terms hereof, or (ii) into any court of competent jurisdiction after a dispute between or among the parties hereto has arisen, whereupon Escrow Agent’s obligations hereunder shall terminate.

        Seller and Buyer jointly and severally agree to indemnify and hold harmless said Escrow Agent from any and all costs, damages and expenses, including reasonable attorneys’ fees, that said Escrow Agent may incur in its compliance of and in good faith with the terms of this agreement; provided, however, this indemnity shall not extend to any act of gross negligence or willful malfeasance on the part of the Escrow Agent.

SECTION 3

THE CLOSING

        Except as otherwise provided in this Agreement, the delivery of all documents necessary for the closing of this transaction pursuant to this Agreement (the “Closing”) shall take place at 10:00 a.m. local time on January 28, 2004 (the “Original Closing Date”) or such earlier date as Buyer and Seller shall mutually agree in writing, but in no event earlier than January 16, 2004. It is agreed that time is of the essence of this Agreement. The Closing shall be conducted through an escrow administered by Escrow Agent. Buyer and Seller shall execute supplemental escrow instructions as may be appropriate to enable Title Company to comply with the terms of this Agreement, so long as such instructions are not in conflict with this Agreement. The transactions described herein shall be closed by means of concurrent delivery of the documents of title, transfer of interest, delivery of Title Policy (as hereinafter defined) and the Purchase Price, customarily referred to as a “New York Style” closing.

SECTION 4

SELLER’S PRE-CLOSING DELIVERIES

        Seller shall use best efforts to furnish to Buyer, on the date of this Agreement (provided that, in any event, Seller shall furnish to Buyer no later than five (5) business days after the date of this Agreement), for inspection and approval by Buyer the following (together with the items on the Due Diligence List attached hereto as Schedule C):

        4.01 Leases. Seller shall provide Buyer with access on-site to the originals of all leases and related lease files.

        4.02 Taxes. A copy of real estate and personal property tax statements for the Property for the current tax year and last three (3) prior tax years.

        4.03 Current Rent Roll. A current rent roll for the Property, attached hereto as Schedule D, listing for each of the apartment units in the Improvements: apartment number, unit type, unit status, tenant name, commencement and termination dates, market rent, lease rent, security deposits and details of any concessions and schedule of rental delinquencies in such form as is prepared by Seller in the ordinary course of business (the “Rent Roll”).

        4.04 Service Contracts. Copies of all service, maintenance, supply and management contracts affecting the use, ownership, maintenance and/or operation of the Property.

        4.05 Utility Bills. Copies of all utility bills (gas, electric, water and sewer) relating to the Property for the immediately prior twelve (12) month period.

        4.06 Personal Property. A current inventory of all Personal Property, including all tangible personal property owned by Seller, and located on or used in connection with the Property, and to be sold with the Property.

        4.07 Plans. All existing plans and specifications with respect to the Property.

        4.08 Financial Statements. Statements of income and expense for the Property relating to the periods of January 1, 2000, through the present.

        4.09 Inspection Reports. Copies of all soils, engineering, architectural, environmental, termite, pest control, endangered species, ADA and Fair Housing Act compliance and handicapped access reports or studies applicable to the Property.

        4.10 Permits. Copies of governmental permits, Certificates of Occupancy, certificates of substantial completion, alarm registrations, pool permits, elevator permits, building permits and inspections and other permits or licenses for the operation of the Property.

        4.11 Litigation. A listing of all pending or threatened litigation against Seller or the management company with respect to claims regarding or related to the Property, excluding tenant eviction actions.

        4.12 On-Site Reports. A complete set of all current reports from the Seller’s on-site property management and accounting systems located at the Property.

SECTION 5

REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller hereby makes the following representations and warranties, each of which (i) is true as of the date of this Agreement, (ii) shall be true on the Closing Date, and (iii) shall survive the Closing for a period of nine (9) months, and no longer:

        5.01 Ownership. Seller is the sole owner of the Property.

        5.02 Leases. As of the date of the Agreement there are no leases, subleases, licenses or other rental agreements or occupancy agreements (written or verbal) which grant any possessory interest in and to any space situated on or in the Improvements or that otherwise give rights with regard to use of the Improvements other than the leases (the “Leases”) described in the Rent Roll. The Rent Roll is true, accurate and complete as of the date hereof. Except as otherwise specifically set forth in the Rent Roll or elsewhere in this Agreement:

                (a)     the Leases are in full force and effect and none of them has been modified, amended or extended;

                (b)     no tenant, or any other person, entity or association has an option to purchase, right of first refusal, right of first offer or other similar right in respect of all or any unit in the Property;

                (c)     no leasing commission shall be due for any period subsequent to the time of Closing other than for tenants who have executed a lease prior to Closing but do not move in until after the time of Closing, which commissions shall be paid by Buyer;

                (d)     no tenant is entitled to rental concessions or abatements for any period subsequent to the time of Closing;

                (e)     Seller has neither sent written notice to any tenant of the Property, nor received any notice from any such tenant, claiming that such tenant, or Seller, as the case may be, is in default, which default remains uncured other than as shown on the Rent Roll;

                (f)     no action or proceeding instituted against Seller by any tenant of any unit in the Property is presently pending;

                (g)     there are no security deposits or other deposits other than those set forth in the Rent Roll;

                (h)     no rent has been paid more than thirty (30) days in advance under any lease of any unit in the Property other than as shown on the Rent Roll;

                (i)     no uncompleted work with respect to any part of the Property demised under any of the Leases to be performed by Seller will remain incomplete after the time of Closing;

                (j)     there are no leasing commissions with respect to the Leases to be paid as of the date of execution of this Agreement and none will be owed as of the date of Closing; and

                (k)     no Lease has an original term of less than seven (7) months.

        5.03 No Rent Subsidies. The apartment units in the Property are not subject to, nor do said apartment units receive the benefit of any rent subsidies or rental assistance programs.

        5.04 Contracts. Schedule E attached hereto lists all contracts affecting the construction, use, ownership, maintenance and/or operation of the Property (the “Service Contracts”) and the information set forth therein is accurate and complete, and except as set forth therein, each of such contract is cancellable on thirty (30) days’ written notice. There are no contracts other than the Service Contracts affecting the Property.

        5.05 Hazardous Substances. Schedule F attached hereto lists all environmental reports, audits, studies and similar documents relating to the Property which are in Seller’s possession and control (the “Environmental Reports”), and Seller has delivered a true and correct copy of each such report to Buyer.

        5.06 Ability to Perform. Seller has full power to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms. No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement by Seller or the taking by Seller of any action contemplated by this Agreement.

        5.07 No Actions. Except as set forth on Schedule G attached hereto, there are no pending, or to Seller’s knowledge threatened, actions or proceedings against or relating to Seller or the construction, ownership, use, possession or operation of the Property, including, without limitation, regarding condemnation of or encumbrances (including, without limitation, any assessment payable in annual installments) on the construction, ownership, use, operation, or possession of the Property or any part thereof.

        5.08 No Violation Notice. Seller has not received notice:

                (a)     from any federal, state, county or municipal authority alleging any fire, health, safety, building, pollution, environmental, zoning or other violation of law in respect of the Property or any part thereof, which has not been entirely corrected;

                (b)     concerning the possible or anticipated condemnation of any part of the Property, or the widening, change of grade or limitation on use of streets abutting the same or concerning any special taxes or assessments levied or to be levied against the Property or any part thereof;

                (c)     from any insurance company or bonding company of any defects or inadequacies in the Property or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges therefor or of any termination or threatened termination of any policy of insurance or bond; or

                (d)     concerning any change in the zoning classification of the Property or any part thereof; or

                (e)        from any third party, alleging any violation or default by Seller under any Service Contract or other agreement affecting the Property, including, without limitation, any recorded documents.

        5.09 No Management Contracts, Employment Contracts, Unions, Pension Plans. Seller has not entered into any management contracts, employment contracts or labor union contracts and has not established any retirement, pension or profit sharing plans relating to the operation or maintenance of the Property which shall survive the time of Closing or for which Buyer shall have any liability or obligation.

        5.10 Assessments. No assessments for public improvements or arising under any property association have been made against the Property which are unpaid, including, without limitation, those for construction or maintenance of roads, sewers, water lines, streets, sidewalks and curbs.

        5.11 Pre-Closing Deliveries Accurate. All of the pre-closing deliveries delivered by Seller to Buyer are true, accurate and complete in all material respects.

        As used in this Agreement, or in any other agreement, document, certificate or instrument delivered by Seller to Buyer, the phrase “to Seller’s actual knowledge”, “to the best of Seller’s knowledge” or any similar phrase shall mean the actual, not constructive or imputed, knowledge of E.J. Plesko and Gail Brown, On-Site Property Manager, with reasonable investigation and inquiry.

        At Closing, Seller shall represent and warrant to Buyer by delivering to Buyer a certificate (the “Seller’s Representation Certificate”) certifying that all representations and warranties of Seller in this Agreement remain true and correct as of the Closing Date and all of the representations and warranties contained herein shall be deemed remade by Seller effective as of the Closing Date; provided, however, that to the extent that changes in facts or circumstances after the date of this Agreement have occurred, Seller shall promptly deliver written notice to Buyer of such facts or circumstances after becoming aware of same (but in no event later than the Closing Date) and, the Seller’s Representation Certificate may be revised at Closing to make exception or qualification with respect to such matters as may be necessary for such representations to remain true, but Buyer’s agreement to allow such amendment of Seller’s Representation Certificate shall not affect or indicate any waiver of any condition to Closing set forth in this Agreement, and Buyer may terminate this Agreement and receive the Deposit, if Seller fails, for any reason, to deliver Seller’s Representation Certificate at Closing without any material change, except as to changes which are permitted or contemplated pursuant to Section 8 hereof.

        Buyer agrees to inform Seller promptly in writing if it discovers that any representation or warranty of Seller is inaccurate in any material respect, or if it believes that Seller has failed to deliver to Buyer any document or material which it is obligated to deliver hereunder.

        If Buyer notifies Seller prior to Closing that any representation or warranty made in Section 5 is not true and correct in any material respect and Seller fails to cure or remedy the same prior to Closing, Buyer may either (a) terminate this Agreement and the Deposit shall be returned to Buyer, and neither party shall have further rights or obligations pursuant to this Agreement, except for Buyer’s obligation to repair any damage to the Property and to indemnify Seller as set forth in Section 6.01; or (b) waive any such representation or warranty and close the transaction without any reduction in the Purchase Price.

        If subsequent to Closing Buyer notifies Seller within nine (9) months after Closing that Buyer discovered post-closing that any representation or warranty made in Section 5 was not true and correct and specifying the breach with particularity, Buyer shall have available all remedies at law or in equity as a consequence thereof. If Buyer does not notify Seller of the breach of any of its representations and warranties set forth in this Section 5 and institute a lawsuit therefor in a court of competent jurisdiction within nine (9) months after the Closing, Buyer shall be deemed to have waived all of its rights to claim and sue for any breach by Seller of any of its representations and warranties made in this Section 5.

         SECTION 5A

REPRESENTATION AND WARRANTY OF BUYER

        Buyer represents and warrants, as of the date of this Agreement and on the Closing Date, that Buyer has full power to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms. No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement by Buyer or the taking by Buyer of any action contemplated by this Agreement.

SECTION 6

INSPECTION CONDITION

        6.01 During the Inspection Period, Buyer, its agents and representatives shall be entitled to enter upon the Property (as coordinated through Seller’s property manager), including all leased areas and apartment units, upon reasonable prior notice to Seller, to perform inspections and tests of the Property, including surveys, environmental studies, examinations and tests of all structural and mechanical systems within the Improvements, and to examine the books and records of Seller and Seller’s property manager relating to the Property (including, without limitation, the Leases and other documents required to be delivered under this Agreement). Seller hereby agreeing to make an on-site representative available to assist in all on-site inspections. Notwithstanding the foregoing, Buyer shall not be permitted to materially and unreasonably interfere with Seller’s operations at the Property or interfere with any tenant’s occupancy at the Property, and the scheduling of any inspections shall take into account the timing and availability of access to tenants’ premises, pursuant to tenants’ rights under the Leases or otherwise. Buyer shall repair any damage to the Property caused by any such tests or investigations, and indemnify and hold Seller harmless from any and all liabilities, claims, costs and expenses resulting therefrom, including, without limitation, attorneys fees and costs. The foregoing indemnification shall survive Closing or the termination of this Agreement. Notwithstanding the foregoing, Buyer, as a condition of ingress and egress to the Property, must provide to Seller, at Buyer’s expense, a true copy of a certificate of insurance showing that Buyer and its agents are within the coverage afforded relative to the insurance evidenced by such certificate in an amount of liability coverage of no less than one million dollars ($1,000,000). Seller shall be shown as an additional insured on such certificate of insurance. Prior to the Closing, Buyer shall not discuss the reasons for their inspections, the potential sale, the closing or other information that is associated with the transaction contemplated by this Agreement with any person located on the Property during such inspections, with the exception of Seller’s on-site property manager.

        6.02 The term “Inspection Period,” as used herein, shall mean the period ending at 5:00 p.m. Boston, Massachusetts time on December 29, 2003. Buyer shall have the right to terminate this Agreement, in its sole discretion, by giving written notice of such election to Seller on any day prior to and including the final day of the Inspection Period, in which event the Deposit shall be returned forthwith to Buyer and, except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder. In the absence of such written notice, the contingency provided for in this Section 6.02 shall no longer be applicable, Buyer shall be deemed to have waived its right to terminate under this Section 6.02 and this Agreement shall continue in full force and effect.

        6.03 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENTS, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENTS. BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ANY PROSPECTUS DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGERS OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENTS. BUYER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD “AS-IS.”

        THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

SECTION 7

INSURANCE

        7.01 Maintenance of Insurance. Until the Closing, Seller shall maintain its present insurance on the Property which insurance in respect of fire and casualty shall be covered by a standard All-Risk Policy in the amounts as currently insured. Subject to the provisions of Section 7.02, the risk of loss in and to the Property shall remain vested in Seller until the Closing. Buyer will obtain its own insurance on the Property at Closing.

        7.02 Casualty or Condemnation. If prior to the Closing, the Improvements or any material portion thereof (having a replacement cost equal to or in excess of Five Hundred Thousand Dollars ($500,000.00) are damaged or destroyed by fire or casualty, or any part of the Property is taken by eminent domain by any governmental entity, then Buyer shall have the option, exercisable by written notice given to Seller at or prior to the Closing, to terminate this Agreement, whereupon all obligations of all parties hereto shall cease, the Deposit shall be returned to Buyer and this Agreement shall be void and without recourse to the parties hereto except for provisions which are expressly stated to survive such termination. If Buyer does not elect to terminate this Agreement or if such damage or destruction or taking has a replacement cost or is in an amount of less than Five Hundred Thousand Dollars ($500,000.00), Buyer shall proceed with the purchase of the Property without reduction or offset of the Purchase Price, and in such case, unless Seller shall have previously restored the Property to its condition prior to the occurrence of any such damage or destruction, Seller shall pay over or assign to Buyer all amounts received or due from, and all claims against, any insurance company (including business interruption and rental loss insurance proceeds to the extent related to any period after the Closing Date) or governmental entity as a result of such destruction or taking and Buyer shall receive a credit against the Purchase Price in an amount equal to the deductible under Seller’s insurance policy.

SECTION 8

SELLER’S OBLIGATIONS PRIOR TO CLOSING

        Seller covenants that between the date of this Agreement and the Closing:

        8.01 Leasing. Seller shall not, without Buyer’s prior written consent (a) enter into any new lease for an apartment unit with a first-time tenant unless the lease is on the Seller’s standard form, is for a period of no more than one (1) year and the rent shall be not less than the annual rent shown on Schedule 8.01 attached hereto; or (b) enter into, and, renew or extend any Lease for an apartment unit with an existing tenant unless the lease is on Seller’s standard form, is for a period of not more than one (1) year and not less than seven (7) months, and the rent for the amended, renewal or extension term shall not be less than the annual rent shown on Schedule 8.01 attached hereto; or (c) terminate any Lease except by reason of a default by the tenant thereunder; or (d) grant any concessions to a tenant. The failure of Buyer to consent, or to withhold its consent in writing within three (3) business days after written request therefor, to any new lease, renewal or extension of any Lease or any termination of any Lease for which Buyer’s consent is required pursuant to this Section 8.01 shall be deemed to constitute consent.

        8.02 Continuation of Contracts. Seller shall not modify or amend any Service Contract or enter into any new service contract for the Property, without the prior written consent of Buyer which consent shall not be unreasonably withheld or delayed provided the same is terminable without payment or penalty by the then owner of the Property upon not more than thirty (30) days’ notice.

        8.03 Maintenance of Improvements and Replacement of Personal Property. Seller shall maintain all buildings and other improvements, including the apartment units, in the same condition and repair as of the expiration of the Inspection Period, reasonable wear and tear excepted. Seller shall maintain inventories of supplies, building materials, etc. at the same levels it has maintained them during the one (1) year period prior to the date of this Agreement. Seller will not remove any Personal Property except as may be required for necessary repair or replacement, and replacements shall be of equal quality and quantity as existed as of the time of its removal.

        8.04 Listing and Other Offers. Seller will not enter into any contracts or agreements (whether binding or not) regarding any disposition of the Property or authorize the Agent or any other party to do so on its behalf.

        8.05 Ongoing Operations. During the pendency of this Agreement, Seller shall carry on its business and activities relating to the Property, including (a) the leasing of the Property, substantially in the same manner as it did for the one year period preceding the date of this Agreement and maintain staffing at the same levels; (b) all maintenance, repair and replacement work in accordance with Seller’s policies and practices prior to the date of this Agreement including: (i) replacement of carpet and appliances (including individual air-conditioning units) in the ordinary course of business, (ii) interior painting in the ordinary course of business, and (iii) day to day maintenance and repair of roofs and other building systems, decks, patios, stairways, parking lots and structures, landscaping, gates and fences and other items requiring periodic maintenance and repair. Notwithstanding the foregoing, nothing contained in this Section shall affect or otherwise diminish the rights and obligations of Buyer and Seller under Section 7 with respect to a casualty. On or prior to the Closing Date, Seller shall have performed all work necessary (including, without limitation, supplying operable kitchen appliances, new carpet and repainting) to make all apartments within the Property that have been vacant for more than five (5) days prior to the Closing Date ready for occupancy by incoming tenants, consistent with Seller’s past practices (the “Ready Work”). In the event that Seller fails to perform all such Ready Work, Buyer shall have the option of either (i) requiring Seller to perform such Ready Work (in which case the Closing shall be extended for up to five (5) days so that Seller can perform such Ready Work), or (ii) receiving a credit at Closing in an amount reasonably determined by Buyer and Seller for each apartment unit for which Ready Work has not been completed in full.

        8.06 Apartment Conversion. Seller shall, at Seller’s sole cost and expense, cause the two (2) apartment units (i.e., unit numbers 1207 and 1208) previously converted into the single apartment unit in which Seller’s employee, Gail Brown currently resides, to be reconverted into two separate apartment units ready for occupancy by incoming tenants on the Closing Date; provided, however, Seller may, in lieu of the reconversion aforesaid, at its sole option, provide a credit to Buyer at Closing in the amount of $12,000.

        8.07 Termination of Contracts. During the Inspection Period, Buyer shall notify Seller which Service Contracts Buyer wishes to assume at Closing and which Service Contracts Buyer wants terminated at Closing (the “Rejected Contracts”); provided that Buyer acknowledges that the Service Contracts for cable television with Comcast and for trash removal with All Service Recycling are not terminable upon thirty (30) days notice, and Buyer agrees to assume such Service Contracts from and after the Closing. As to the Rejected Contracts, at Closing Seller shall give notice of termination, at its sole cost and expense, as to such Rejected Contracts so designated by Buyer, and Buyer will assume all other Service Contracts from the date of the Closing.

        8.08 Rent Coupons; Escrow. Seller has previously granted rent concessions to certain tenants in the form of coupons (“Rent Coupons”) entitling such tenants to rental reductions. Seller was unable to readily ascertain the number of tenants and the amount of rent commissions related to such Rent Coupons. Within two (2) business days after the date of this Agreement, Seller shall send a letter (the form of which shall be reasonably satisfactory to Buyer) to each tenant under an existing Lease indicating that any and all such Rent Coupons must be used by such tenants on or prior to December 31, 2003, and that such Rent Coupons shall be null and void after such date, and not available for presentment. Furthermore, at Closing, Seller shall deposit with the Escrow Agent an amount equal to $20,000.00 from the proceeds of the Purchase Price for the benefit of Buyer (the “Coupon Holdback Escrow”). In the event that any Rent Coupons are presented to Buyer by tenants after the Closing Date, Buyer may submit a disbursement request to the Escrow Agent from the Coupon Holdback Escrow for an amount equal to the amount of the rent reduction to which the bearer of the applicable Rent Coupon claims to be entitled. Any amounts remaining in the Coupon Holdback Escrow after the expiration of twelve (12) months after the Closing shall be remitted to Seller.

        8.09 Confidentiality. In addition to the covenants contained elsewhere in this Agreement, Buyer hereby covenants that it shall hold all confidential information relating to the Property and received from Seller in the strictest confidence so long as this Agreement remains in effect, and for a period of one (1) year thereafter if this Agreement is terminated for any reason prior to Closing. During the period this Agreement remains in effect, Buyer may, however, disclose such information to any employees, agents, attorneys, advisors and contractors of Buyer involved in the inspection or investigation of the Property conducted by Buyer in accordance with the provisions of this Agreement, or to any potential lenders or investors with whom Buyer may be dealing in connection with the purchase of the Property, provided that Buyer shall be responsible to ensure that such parties abide by the foregoing confidentiality restrictions. The foregoing restrictions do not apply to information in the public domain as a result of lawful disclosure, or if the law otherwise requires disclosure.

SECTION 9

CONDITIONS TO AGREEMENT

        9.01 Conditions Precedent. Buyer's obligation to purchase the Property or otherwise to perform any obligation provided in this Agreement shall be conditioned upon the fulfillment of the following conditions precedent:

                (a)     On or before the expiration of the Inspection Period, Buyer shall have inspected and approved, in Buyer’s sole discretion, all aspects and matters relating to the Property, of any nature whatsoever, or waived such approval, in Buyer’s sole and absolute discretion; provided, that (notwithstanding any terms herein to the contrary) if Buyer fails to deliver to Seller, on or before the expiration of the Inspection Period, written notice of the failure of the condition set forth in Section 6.02, then such condition shall be deemed to have been satisfied without further notice;

                (b)     On or before the respective dates provided for herein, Seller shall have, in a timely fashion, substantially performed each and every covenant, undertaking and agreement to be performed by Seller pursuant to this Agreement;

                (c)     As a condition to Buyer’s obligation to close, the Title Company shall deliver to Buyer at Closing an Owner’s Policy of Title Insurance in accordance with the Title Commitment, as it may have been modified as contemplated by this Agreement (the “Title Policy”), with extended coverage (i.e. with the standard exceptions deleted or modified, with respect to (i) taxes (except for taxes which are not yet due and payable which are apportioned hereunder), (ii) mechanic’s liens, (iii) survey issues (which shall be replaced by a “reading” of the Survey), (iv) leases and parties in possession (which shall be replaced by a reference to “tenant’s under the leases described on the Rent Roll delivered at Closing, as tenants only without any right or option to purchase all or any part of the Property”) and (v) items raised after the effective date of the Title Commitment to the extent the same are acceptable or deemed acceptable to Buyer), issued by the Title Company at its standard filed rates, as applicable as of the date and time of the recording of the Deed, in the amount of the Purchase Price, containing Buyer’s Endorsements (as hereinafter defined), insuring Buyer as owner of fee simple title to the Property subject only to the Permitted Exceptions. “Buyer Endorsements” shall mean such endorsements as Buyer has requested by the end of the Inspection Period and Title Company has agreed to issue in the Title Commitment by the end of the Inspection Period. Seller shall execute at Closing an affidavit in such form as the Title Company shall reasonably require for the issuance of the Title Policy and, provided Seller shall not incur any additional cost or liability, Buyer Endorsements. The Title Policy may be delivered after the Closing if at the Closing the Title Company issues a currently effective, duly executed “marked-up” Title Commitment and irrevocably commits in writing to issue the Title Policy in the form of the “marked-up” Title Commitment promptly after the Closing Date.

                (d)     Seller’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and the Closing Date.

                (e)     There shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Seller that would materially and adversely affect the operation or value of the Property or Seller’s ability to perform its obligations under this Agreement or that seeks to restrain or prohibit, or obtain damages on a discovery order; and

                (f)     There shall not be outstanding notice of any violation or alleged violation of any law, rule, regulation or code, including building code, with respect to the Property, which has not been corrected to the satisfaction of the issuer of the notice.

                (g)     There shall exist on the Closing Date, a minimum occupancy of 92% of the apartment units (the “Minimum Occupancy Requirement”); provided however, to the extent Seller has not otherwise satisfied the Minimum Occupancy Requirement at Closing, Seller, as tenant, shall lease from Buyer, as landlord, pursuant to a lease for a term commencing on the Closing Date and ending on that date which is six (6) months after the Closing Date, the applicable number of apartment units (which apartment units shall consist of an equitable sampling of apartment unit types (i.e., number of bedrooms, baths, and floor plan)) necessary to achieve the Minimum Occupancy Requirement, at rents (adjusted for such six (6) month term) not less than the annual rents shown on Schedule 8.01.

        9.02 Seller’s Conditions Precedent. Seller’s obligation to sell the Property or otherwise to perform any obligation provided in this Agreement shall be conditioned upon Buyer delivering (a) the Purchase Price in accordance with Section 2 and (b) the closing documents required of Buyer in accordance with Section 11.

        9.03 Waiver. A party in whose favor one or more of the above conditions is stated may, at its election, waive any of the foregoing conditions by written notice to the other party given at any time or times; provided that a party’s express or implied consent to the close of escrow pursuant to this Agreement shall be deemed a waiver of all such conditions. Both parties must provide their written consent to the close of or disbursement from any escrow relative to this Agreement and the transaction contemplated herein.

        9.04 Termination. In the event of the failure of any of the foregoing conditions, the party in whose favor such condition is stated shall have the right, at its option, to terminate this Agreement by delivery of written notice to the other party. In the event of any termination of this Agreement for failure of an express condition stated in this Agreement, (a) Buyer and Seller shall be released from all obligations under this Agreement (except for those obligations which expressly survive termination hereunder), (b) the Deposit, including all interest accrued thereon, shall be returned immediately to Buyer and (c) all documents deposited with the Title Company by Buyer or Seller shall be returned to the depositing party.

SECTION 10

SELLER’S CLOSING OBLIGATIONS

        10.01 Closing, Deliveries and Obligations. At the Closing, Seller shall deliver the following to Buyer:

                (a)     Deed. The Deed, in form reasonably satisfactory to Buyer’s and Seller’s counsel, duly executed and acknowledged, which conveys the Real Property to Buyer or Buyer’s designee, subject only to Permitted Exceptions.

                (b)     Bill of Sale. A limited warranty (as to ownership of personal property only) bill of sale, in form reasonably satisfactory to Buyer’s and Seller’s counsel, which conveys all of Seller’s right, title and interest in and to the tangible and intangible personal property.

                (c)     Assignment of Leases and Security Deposits. An assignment and assumption of the Leases and Security Deposits in form reasonably satisfactory to Buyer’s and Seller’s counsel and containing mutual indemnities relating to the respective periods of ownership of Seller and Buyer.

                (d)     Lease Records. Original copies of all Leases, and related documents in the possession or under the control of Seller. Such records shall include a schedule of all cash security deposits and a check to Buyer or credit against the Purchase Price in the amount of such security deposits held by Seller at the Closing under the Leases together with appropriate instruments of transfer or assignment with respect to any lease securities which are other than cash and a schedule updating the Rent Roll and setting forth all arrears in rents and all prepayments of rents.

                (e)     Permits. Seller shall deliver, to the extent in the possession of Seller: original copies of all certificates, licenses, permits, authorizations and approvals issued for or with respect to the Property by governmental authorities having jurisdiction, except that photocopies may be substituted if the originals are posted at the Property.

                (f)     Assignment of Service Contracts. An assignment and assumption of all Service Contracts (excluding the Rejected Contracts) in form reasonably satisfactory to Buyer’s and Seller’s counsel.

                (g)     Assignment of Intangible Property. An assignment and assumption of all Intangible Property in form reasonably satisfactory to Buyer’s and Seller’s counsel.

                (h)     Title Affidavits. Such affidavits as the Title Insurer may reasonably require in order to omit from its title insurance policy all exceptions for (i) parties in possession other than under the rights to possession granted under the Leases; and (ii) mechanics’ liens.

                (i)     Files. Seller shall make all of its files and records relating to the Property available to Buyer at the Property upon reasonable prior notice for copying, which obligation shall survive the Closing.

                (j)     Notices of Sales. Sufficient letters, executed by Seller, advising the tenants under the Leases of the sale of the Property to Buyer and directing that all rents and other payments thereafter becoming due under the Leases be sent to Buyer or as Buyer may direct.

                (k)     Non-Foreign Affidavit. Seller shall execute and deliver to Buyer and Buyer’s counsel, at Closing such evidence as may be reasonably required by Buyer to show compliance by Seller with the Foreign Investment and Real Property Tax Act, IRC Section 1445(b)(2), as amended.

                (l)     Seller’s Representation Certificate. The Seller’s Representation Certificate duly executed by Seller as provided in Section 5 hereof in form reasonably satisfactory to Buyer’s and Seller’s counsel.

                (m)     Transfer Tax Declaration. Any transfer tax declaration required to be filed in connection with the recording of the Deed.

                (n)     Sign Easement. An easement, in recordable form and satisfactory to both Buyer and Seller, granting Buyer the right to install and maintain, both at Buyer’s expense, a sign advertising the name of the Property on Seller’s adjacent property to the south fronting State Road 84 (the “Sign Easement”); provided, however, that the location of the sign and the sign’s content, form and style shall be subject to Seller’s approval, which shall not be unreasonably withheld or delayed, and that of the City of Ft. Lauderdale, Florida; and Buyer must obtain at its expense any license, permit or other governmental approval prior to the installation of any such sign. Seller agrees to use commercially reasonable efforts, including after the Closing, if necessary, to obtain from any mortgagee on Seller’s adjacent property an agreement from such mortgagee subordinating its mortgage and any other recorded loan documents to the Sign Easement.

                (o)     Authority. In addition to the foregoing, no later than five (5) business days before Closing, Seller shall provide Buyer with the following: (i) copies of good standing certificates documenting the valid existence and the authorization to transact business in the state of formation of such party, and it’s constituent managing or general partner entities, (ii) copies of the relevant provisions of the partnership agreement, articles of incorporation, limited liability company agreement or other organizational documentation for such party, and its managing or general partner constituent entities, as necessary to demonstrate all entities and persons whose consent is a prerequisite to Closing, and (iii) full authorizing resolutions evidencing authority to assume and perform obligations hereunder by such party, and its managing/general partner constituent entities.

        10.02 Seller’s Expenses. Seller shall pay (a) its own attorneys fees and costs, along with the fees and costs of any professional vendor or other party engaged by Seller; and (b) any recording fees for title clearing documents.

SECTION 11

BUYER’S CLOSING OBLIGATIONS

      At the Closing, Buyer shall:

        11.01 Payment of Purchase Price. Deliver to Seller the Purchase Price, as adjusted for (a) apportionments under Section 12, and (b) any adjustments thereto required pursuant to the express provisions this Agreement.

        11.02 Lease, Security Deposit and Service Contract Assumption. Deliver to Seller assumption agreements signed by Buyer with respect to the performance by Buyer of the landlord’s obligations under the Leases, Security Deposits and the Service Contracts assumed by Buyer, in each case in respect of the period from and after the Closing.

        11.03 Other Documents. Deliver any other documents required by this Agreement to be delivered by Buyer.

        11.04 Buyer’s Expenses. Pay (a) its own attorneys fees and costs, along with the fees and costs of any professional vendor or other party engaged by Buyer; (b) all documentary stamps relating to the sale transaction; (c) the title insurance premium for the Title Policy and any endorsements required by or at the insistence of Buyer or Buyer’s lender; (d) the cost of the New Survey (if applicable); and (e) recording fees for the Deed and Buyer’s financing documents.

SECTION 12

APPORTIONMENTS AND ADJUSTMENTS TO PURCHASE PRICE

        Seller and Buyer shall cooperate to produce, prior to the Closing Date, a schedule of prorations to be made on and after the Closing Date as complete and accurate as reasonably possible. All prorations which can be liquidated accurately or reasonably estimated shall be made at and as of Closing. All other prorations, and adjustments to initial estimated prorations, shall be made by Buyer and Seller with due diligence and cooperation within sixty (60) days following the Closing Date, or such later time as may be required to obtain necessary information for proration, by immediate cash payment to the party due a net credit from such prorations from the other party. Notwithstanding any terms herein to the contrary, for purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income and responsible for the expenses, for the entire day upon which the Closing occurs.

        The following apportionments shall be made between the parties at the Closing as of the close of the business day prior to the Closing:

                (a)     Buyer shall receive from Seller a credit for any rent and other income under Leases collected by Seller before Closing that applies to any period after Closing. Uncollected rent and other uncollected income shall not be prorated at Closing. After Closing, Buyer shall apply all rent and income collected by Buyer from a tenant, first to the month in which Closing occurred, then to such tenant’s current monthly rental and then to arrearages in the reverse order in which they were due, remitting promptly to Seller, any balance properly allocable to Seller’s period of ownership. Buyer shall bill and use commercially reasonable efforts to collect such rent arrearages in the ordinary course of business, but shall not be obligated to engage a collection agency or take legal action to collect any rent arrearages. Any rent or other income received by Seller after Closing which are owed to Buyer shall be remitted to Buyer promptly after receipt for allocation and disbursement as provided herein;

                (b)     security deposits; it is the intent of the parties that all security deposits shown on the Rent Roll shall be transferred by Seller to Buyer at Closing; on the Closing, Buyer will assume all obligations with respect to the security deposits transferred to Buyer and be directly accountable to the residents of the Property with respect thereto; provided however, Seller shall indemnify and hold Buyer harmless from all liabilities relating to the security deposits transferred to Buyer for the period prior to the Closing;

                (c)     there shall be no adjustment for wages, vacation pay, pension and welfare benefits and other fringe benefits of all persons employed by Seller at the Property; it being the intent of the parties that simultaneously with the Closing, Seller shall terminate any existing management agreement and Buyer shall have no liability or obligation with respect to any employee of Seller or its management company prior to Closing provided thereafter, Buyer may, at Buyer’s option, reemploy all or any of said employees from and after the Closing;

                (d)     real estate and personal property taxes, water charges, sewer rents and vault charges, if any, on the basis of the fiscal period for which assessed, except that if there is a water meter on the Property, apportionment at the Closing shall be based on the last available reading, subject to adjustment after the Closing on a per diem basis, when the next reading is available;

                (e)     Seller shall receive a credit for utility deposits for any utility accounts which are transferred to Buyer;

                (f)     prepayments paid by or paid to Seller under assigned Service Contracts; and

                (g)     In the event that any portion of the Purchase Price shall be allocated as or deemed to be consideration for the purchase of the Personal Property, pursuant to application of law, or as a result of a requirement by any court, governmental agency or administrative department, then Seller shall promptly pay all sales, use or other taxes or assessments charged in connection with the sale of the Personal Property hereunder, including all related interests, penalties and fines, whether assessed at or after Closing. Seller’s obligations under the foregoing sentence shall survive Closing.

        If the Closing shall occur before a new real property tax rate is fixed, the apportionment of real property taxes at the Closing shall be upon the basis of the old tax rate for the preceding period applied to the latest assessed valuation. Promptly after the new real property tax rate is fixed, the apportionment of real property taxes shall be recomputed. Any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at the Closing shall be promptly corrected, which obligation shall survive the Closing. If any operating expenses or other prorations cannot conclusively be determined as of the date of Closing, then the same shall be adjusted at Closing based upon the most recently issued bills thus far and shall be re-adjusted within sixty (60) days after the Closing occurs.

SECTION 13

FAILURE TO PERFORM

        13.01 Buyer’s Election. If Seller is unable to satisfy all of Seller’s obligations as set forth in this Agreement, Buyer shall have the right to elect, in its sole discretion, at the Closing, to accept such title as Seller can deliver to the Property in its then condition and to pay therefor the Purchase Price without reduction or offset, in which case Seller shall convey such title for such price.

        13.02 Seller’s Default. If Seller fails to satisfy all of Seller’s obligations as set forth in this Agreement, and Buyer does not elect to take title as provided in Section 13.01, Seller shall be in default under this Agreement, all Deposits made hereunder shall be forthwith returned to Buyer and Buyer shall have the following remedies:

                (a)     Buyer shall be entitled to recover its third-party costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in connection with the negotiation of this Agreement and its due diligence investigations of the Property, provided, however, in no event shall Seller’s liability exceed Twenty-Five Thousand Dollars ($25,000.00) on account thereof; or

                (b)     If Buyer desires to purchase the Property in accordance with the terms of this Agreement, Buyer, at its option, shall have the right to compel specific performance by Seller hereunder (and recover Buyer’s reasonable attorneys’ fees and costs in connection with Buyer’s specific performance action); provided that, if specific performance is not available to Buyer for any reason, Buyer shall have the right to pursue any and all remedies, at law or in equity, on account of such Seller default.

        13.03 Buyer’s Default. The parties acknowledge that in the event of Buyer’s failure to fulfill its closing obligations hereunder it is impossible to compute exactly the damages which would accrue to Seller in such event. The parties have taken these facts into account in setting the amount of the Deposit, required pursuant to Section 2.04, and hereby agree that: (a) such amount together with the interest earned thereon is the pre-estimate of such damages which would accrue to Seller; (b) such amount represents damages and not any penalty against Buyer; and (c) if this Agreement shall be terminated by Seller by reason of Buyer’s failure to fulfill Buyer’s closing obligations hereunder, the Deposit together with the interest thereon shall be Seller’s full and liquidated damages in lieu of all other rights and remedies which Seller may have against Buyer at law or in equity. For the purposes of understanding the parties’ intent hereunder, the word “Deposit” as used in this provision includes all of the deposits required by this Agreement to be made by Buyer, notwithstanding that at such time of Buyer’s default any such additional deposit had not been made or provided by Buyer.

SECTION 14

BROKERAGE FEES

        14.01 Brokerage Fees. Seller and Buyer mutually represent and warrant that neither Seller nor Buyer knows of any broker who has claimed or may have the right to claim a commission in connection with this purchase and sale. In any event, Buyer and Seller shall not have any obligation to pay a brokerage commission to any real estate (or mortgage) broker. Seller and Buyer shall indemnify and defend each other against any costs, claims or expenses, including attorneys’ fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this Section. The representations and obligations under this Section shall survive the Closing or, if the Closing does not occur, the termination of this Agreement

SECTION 15

NOTICES

        15.01 Effective Notices. All notices under this Agreement shall be in writing and shall be delivered personally or shall be sent by Federal Express or other comparable overnight delivery courier, addressed as set forth at the beginning of this Agreement. Notices shall be deemed effective, when so delivered. Copies of all such notices to Seller shall be sent to Howard C. Stross and Dwayne F. Jotch, Stross Law Firm, P.A., 1801 Pepper Tree Drive, Pepper Tree Professional Center, Oldsmar, Florida 34677, and copies of all such notices to Buyer shall be sent to Scott D. Spelfogel, Esquire, The Berkshire Group, One Beacon Street, Boston, Massachusetts 02108 and to Richard A. Toelke, Esquire, Bingham McCutchen, LLP, 150 Federal Street, Boston, Massachusetts 02110.

SECTION 16

LIMITATIONS ON SURVIVAL

        16.01 Representations and Warranties. Except as otherwise expressly provided in this Agreement, no representations, warranties, covenants or other obligations of Seller set forth in this Agreement shall survive the Closing, and no action based thereon shall be commenced after Closing. The representations, warranties, covenants and other obligations of Seller which are expressly provided to survive the Closing shall survive until nine (9) months after the Closing, and no action based thereon shall be commenced more than nine (9) months after the Closing.

        16.02 Merger. The delivery of the Deed by Seller, and the acceptance and recording thereof by Buyer, shall be deemed the full performance and discharge of each and every obligation on the part of Seller to be performed hereunder and shall be merged in the delivery and acceptance of the Deed, except as provided in Section 16.01 and except for such other obligations of Seller which are expressly provided herein to survive the Closing.

SECTION 17

MISCELLANEOUS PROVISIONS

        17.01 Assignment. Buyer shall be entitled to assign this Agreement and its rights hereunder to a corporation, general partnership, limited partnership, limited liability company or other lawful entity entitled to do business in the state in which the Property is located provided such entity, shall be controlled by, controlling or under the common control with Buyer (“Assignee”) provided, however, that in any such assignment Buyer shall continue to be liable to Seller to perform as if no such assignment had occurred in the first place, and the deposit or deposits made hereunder shall remain in escrow in accordance with the provisions of this Agreement. In the event of such an assignment of this Agreement to Assignee (a) Buyer shall notify Seller promptly, (b) Buyer shall not be released from any liability under this Agreement relative to any such assignment, (c) Assignee shall assume all obligations of Buyer under this Agreement and (d) from and after any such assignment the term “Buyer” shall be deemed to mean the Assignee under any such assignment.

        17.02 Limitation of Seller’s Liability. No shareholders, partners or members of Seller, nor any of its or their respective officers, directors, agents, employees, heirs, successors or assigns (including, without limitation, those persons specified in Section 5.11 of this Agreement), shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and Buyer hereby waives for itself and anyone who may claim by, through or under Buyer any and all rights to sue or recover on account of any such alleged personal liability.

        17.03 Integration. This Agreement embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

        17.04 Governing Law and Venue for any Dispute. This Agreement, including but not limited to all of its provisions relative to escrow and deposits, shall be governed by, and construed in accordance with the laws of the State of Florida, and the venue for any dispute hereunder shall be in the state courts in and for the County of Broward, State of Florida.

        17.05 Captions. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

        17.06 Bind and Inure. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        17.07 Drafts. This Agreement shall not be binding or effective until properly executed and delivered by both Seller and Buyer. The delivery by Buyer to Seller of an executed counterpart of this Agreement shall constitute an offer which may be accepted by the delivery to Buyer of a duly executed counterpart of this Agreement and the satisfaction of all conditions under which such offer is made, but such offer may be revoked by Buyer by written notice given at any time prior to such acceptance and satisfaction.

        17.08 Number and Gender. As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

        17.09 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Agreement or any amendments or exhibits hereto or any document executed and delivered by either party in connection with this Agreement. All captions in this Agreement are for reference only and shall not be used in the interpretation of this Agreement or any related document. If any provision of this Agreement shall be determined to be illegal, void or unenforceable, such determination shall not affect any other provision of this Agreement and all such other provisions shall remain in full force and effect.

        17.10 Counterparts. This Agreement may be executed in one or more counterparts, by original signature or facsimile, each of which shall be an original, but all of which shall constitute one contract, binding on Buyer and Seller, notwithstanding that both parties are not signatory to the same counterpart.

        17.11 Time. Time is of the essence in the performance of the parties’ respective obligations set forth in this Agreement. If the Closing Date, the Due Diligence Date or any other deadline hereunder should fall on a Saturday, Sunday or legal holiday, such date shall automatically be extended to the next normal business day. For purposes of this Agreement a “business day” shall mean any calendar day not a Saturday, Sunday or legal holiday.

        17.12 Attorneys’ Fees. In the event any dispute between the parties to this Agreement should result in litigation or other proceeding, the prevailing party shall be reimbursed by the nonprevailing party for all actual costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by the prevailing party in connection with such litigation or other proceeding and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.

        17.13 Attachments. If the provisions of any schedule or rider to this Agreement are inconsistent with the provisions of this Agreement, the provisions of such schedule or rider shall prevail. The Schedules attached are hereby incorporated as integral parts of this Agreement.

        17.14 Post-Closing Audit Rights. For a period of one year after the Closing Date, upon no less than fifteen (15) days’ prior written notice, Seller agrees to make available to Buyer’s independent accountants, for inspection and copying, at Buyer’s sole cost and expense, sufficient information to prepare audited financial statements and an audit letter for the Property for the calendar years of 2001, 2002 and 2003, which information shall include books and records for the Property, property and operating statements, insurance policies, real estate tax records, capital expenditures records and maintenance records of the Property, if and to the extent that such records are in Seller’s actual possession as of the date of Closing. All such records shall be made available for inspection by Buyer’s auditors at such location as Seller may reasonably choose. The terms of this Section 17.14 shall survive Closing.

        17.15 Radon Disclosure. Radon is a naturally occurring radioactive gas that when accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon or Radon testing may be obtained from your County Public Health unit.

        17.16 Tax-Free Exchange.

                (a)        Notwithstanding any terms in this Agreement to the contrary, Seller shall have the right to consummate the transaction contemplated by this Agreement in a manner which qualifies as a tax-deferred exchange, in whole or in part, under the provisions of Section 1031 of the Code, and the Treasury Regulations thereunder (the “Exchange”).

                (b)     Buyer agrees to reasonably cooperate with Seller with respect to the Exchange and to execute such documents as are reasonably requested by Seller in connection therewith, provided that (i) Buyer shall not incur any costs or expenses or liabilities attributable to the exchange, and (ii) Buyer shall not be required to purchase any replacement property in connection with the Exchange.

                (c)     Seller and Buyer acknowledge that Buyer shall not be deemed Seller’s agent in connection with the Exchange. Seller and Buyer further acknowledge that all agreements in connection with performing the Exchange shall be prepared at Seller’s expense by Seller’s counsel or another third party. (d) Seller hereby agrees to indemnify, defend and hold harmless Buyer from and against any and all damages, claims, losses, costs, interest, expenses (including reasonable attorneys fees), liabilities, obligations, liens, settlements or judgments of any kind suffered, incurred or paid by Buyer directly or indirectly resulting from or arising out of the Exchange.

                (e)     The terms and provisions of this Section 17.15 shall survive the Closing.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

SELLER:
WITNESS:	POND APPLE CREEK ASSOCIATES LIMITED PARTNERSHIP, a Wisconsin limited partnership

/s/ Becky Stark	By: E.J. Plesko & Associates, Inc, its general partner

By:/s/ E.J. Plesko
Name:E.J. Plesko
Title:President
BUYER
WITNESS:	BERKSHIRE INCOME REALTY-OP, L.P., a Delaware limited partnership

/s/ Haley R. Huba	By: Berkshire Income Realty, Inc., a Maryland corporation, its general partner
By:/s/ David C. Quade
Name:David C. Quade
Title: President

RECEIPT

        The Purchase and Sale Agreement, together with Buyer’s Initial Deposit, has been received by the Escrow Agent on this the 1st day of December, 2003, and the Escrow Agent acknowledges the terms thereof and agrees to perform as Escrow Agent in accordance therewith.

                                                                                               ESCROW AGENT:

                                                                                               LANDAMERICA COMMERCIAL SERVICES, INC.

                                                                                              By: /s/ Anne W. Wilbur

                                                                                              Name:Anne W. Wilbur

                                                                                              Title:Assistant Vice President